UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2026
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in charter)

Maryland
(Brandywine Realty Trust)	001-9106	23-2413352
Delaware
(Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
2929 Arch Street
Suite 1800
Philadelphia, PA 19104
(Address of principal executive offices) (Zip Code)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	BDN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Brandywine Realty Trust:
Emerging growth company ☐
Brandywine Operating Partnership, L.P.:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brandywine Realty Trust: ☐
Brandywine Operating Partnership, L.P.: ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 28, 2026, Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and its operating partnership, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Borrowers”) extended the maturity date of the Borrowers’ revolving credit facility (the “Revolving Credit Facility”) provided under the Borrowers’ Second Amended and Restated Credit Agreement, dated as of June 30, 2022 (the “Credit Agreement”), by and among the Borrowers, Bank of America, N.A., as administrative agent and lender, and the other agents and lenders party thereto, for a period of six months from June 30, 2026 to December 30, 2026. The Revolving Credit Facility has a scheduled maturity date of June 30, 2026, subject to two six-month extensions available at the Borrowers’ option on specified terms and conditions.

In connection therewith, the Borrowers submitted a written extension notice to the administrative agent and paid an extension fee equal to 0.0625% of the Revolving Credit Facility. Other than the extension of the maturity date for the Revolving Credit Facility, no other provisions of the Credit Agreement were modified. A copy of the Credit Agreement was previously filed with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K on June 30, 2022.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 28, 2026. At the Annual Meeting, the Company’s shareholders approved an amendment (the “Amendment”) to the Company’s 2023 Long-Term Incentive Plan (the “2023 Plan”) to increase the number of common shares that may be issued thereunder by 5,000,000 shares and to extend the term of the 2023 Plan to March 19, 2036. The Amendment was approved by the Company’s Board of Directors on March 19, 2026, subject to shareholder approval in accordance with the terms of the 2023 Plan and New York Stock Exchange Listing requirements. Other than the increase in the number of shares subject to the 2023 Plan and the extension of the term of the 2023 Plan, the Amendment makes no other changes to the 2023 Plan.

For a description of the principal terms of the 2023 Plan, as amended, see “Proposal 4: Approval of the Amendment to the 2023 Long-Tern Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 7, 2026, which description is incorporated herein by reference. A copy of the 2023 Plan, as amended, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
As noted above, the Annual Meeting was held on May 28, 2026. At the Annual Meeting, the Company’s shareholders voted on: (1) the election of six trustees, each to serve for a term expiring at the 2027 annual meeting of shareholders and until his or her successor is duly elected and qualified; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2026; (3) a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers; and (4) the Amendment. The voting results for these proposals were as follows:

PROPOSAL 1. Election of trustees to serve until the 2027 annual meeting of shareholders and until his or her successor is elected and qualified.

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Reginald DesRoches	96,347,065	10,951,247	171,998	35,130,456
James C. Diggs	93,330,452	14,002,211	137,647	35,130,456
H. Richard Haverstick, Jr.	96,403,674	10,923,335	143,301	35,130,456
Joan M. Lau	83,634,464	23,692,625	143,221	35,130,456
Charles P. Pizzi	86,797,533	20,538,365	134,412	35,130,456
Gerard H. Sweeney	98,126,668	9,213,332	130,310	35,130,456
PROPOSAL 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2026.

Votes For	Votes Against	Abstentions
134,853,955	7,100,190	646,621

PROPOSAL 3. Non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,701,582	17,335,333	433,395	35,130,456

PROPOSAL 4. A amendment to the Company’s 2023 Long-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,815,675	30,406,339	248,296	35,130,456

Item 9.01 Financial Statements and Exhibits

Exhibits
Exhibits No.	Description
10.1	Revolving Credit Facility Extension Notice.
10.2	Brandywine Realty Trust 2023 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 7, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer
Date: May 28, 2026